For More Information:
Ronald L. Thigpen                            John Marsh
Executive Vice President and COO             President
Southeastern Bank Financial Corp.            Marsh Communications LLC
706-481-1014                                 770-458-7553

                    Southeastern Bank Financial Corp. Reports
                          First Quarter 2007 Earnings


AUGUSTA, Ga., April 20, 2007 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta and Southern Bank & Trust, today reported quarterly net income of $2.8 million for the three months ended March 31, 2007, an increase of 12.2 percent from $2.5 million in the first quarter of 2006. Diluted earnings per share for the first quarter of 2007 were $0.50, an 8.7 percent increase from $0.46 for the same period last year.

"We continued on our path of solid, stable growth during the first quarter of 2007," said R. Daniel Blanton, president and chief executive officer. "After a period of expansionary activity, our focus has been on consolidating that development and focusing on the fundamentals of community banking - delivering valuable banking products and services through a friendly, personalized approach while supporting the communities in which we operate."

Total assets at March 31, 2007, were $1.1 billion, an increase of $185.6 million, or 20.1 percent, from a year ago, and $66.4 million, or 6.4 percent, from Dec. 31, 2006. Loans outstanding at the end of the first quarter were $774.2 million, and total deposits were $874.6 million, an increase of 3.2 percent and 9.1 percent, respectively, from Dec. 31, 2006.

Net interest income for the first quarter of 2007 was $9.1 million, up 13.5 percent from the same period a year ago. Noninterest income for the quarter was $3.6 million, an increase of 11.9 percent over the first quarter of 2006. Noninterest expense was $7.8 million in the first quarter of 2007, an increase of $656,899 from a year ago.

Return on average assets (ROA) was 1.06 percent for the first quarter of 2007, and return on average shareholders' equity (ROE) was 13.97 percent.

"The ongoing growth in our core deposits and loans continues to be driven by the strength of our markets and our service-oriented approach to community banking," said Blanton. "The solid increase in our noninterest income during the first quarter reflects the continued success of our retail investment and trust service offerings."

About Southeastern Bank Financial Corp. Southeastern Bank Financial Corp. is the $1.1 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with eight full-service Augusta-area offices and an office in Athens, Ga. SB&T is a full-service, federally chartered thrift serving the Aiken County, S.C., market. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

SAFE HARBOR STATEMENT - FORWARD-LOOKING STATEMENTS Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in expanding our operations into new geographic areas and dealing with an additional regulatory agency; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


                                       ###

                  SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                Consolidated Balance Sheets

                                                              March 31,
                                                                2007         December 31,
                           Assets                           (Unaudited)         2006
                                                           ---------------  ---------------
Cash and due from banks                                    $   27,550,298   $   25,709,915
Federal funds sold                                             52,027,000       14,688,000
Interest-bearing deposits in other banks                          512,690          512,690
                                                           ---------------  ---------------
    Cash and cash equivalents                                  80,089,988       40,910,605

Investment securities
  Available-for-sale                                          203,052,083      199,135,716
  Held-to-maturity, at cost (fair values of
    $1,988,286 and $3,048,196, respectively)                    1,935,488        2,970,619

Loans held for sale                                             9,870,968       14,857,315

Loans                                                         764,287,169      735,111,615
  Less allowance for loan losses                              (10,273,905)      (9,776,779)
                                                           ---------------  ---------------
    Loans, net                                                754,013,264      725,334,836

Premises and equipment, net                                    23,955,291       23,402,588
Accrued interest receivable                                     5,900,961        5,982,654
Bank-owned life insurance                                      16,146,854       15,982,052
Restricted equity securities                                    5,011,981        4,936,281
Other assets                                                    7,606,427        7,689,596
                                                           ---------------  ---------------

                                                           $1,107,583,305   $1,041,202,262
                                                           ===============  ===============

             Liabilities and Stockholders' Equity

Deposits
  Noninterest-bearing                                      $  111,366,348   $  106,846,160
  Interest-bearing:
    NOW accounts                                              131,914,257      119,334,300
    Savings                                                   282,749,595      255,065,766
    Money management accounts                                  50,245,625       45,897,176
    Time deposits over $100,000                               210,766,546      193,860,714
    Other time deposits                                        87,589,731       80,758,973
                                                           ---------------  ---------------
                                                              874,632,102      801,763,089

Federal funds purchased and securities sold
  under repurchase agreements                                  61,328,650       70,019,551
Advances from Federal Home Loan Bank                           60,000,000       60,000,000
Other borrowed funds                                              900,000        1,000,000
Accrued interest payable and other liabilities                  8,925,585        9,495,498
Subordinated debentures                                        20,000,000       20,000,000
                                                           ---------------  ---------------

    Total liabilities                                       1,025,786,337      962,278,138
                                                           ---------------  ---------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 5,434,045 and 5,433,285 shares issued in
    2007 and 2006, respectively; 5,432,945 and 5,432,854
    shares outstanding in 2007 and 2006, respectively          16,302,135       16,299,855
Additional paid-in capital                                     39,103,814       38,989,058
Retained earnings                                              27,339,916       25,287,006
Treasury stock, at cost; 1100 and 431 shares in
  2007 and 2006, respectively                                     (42,350)         (16,809)
Accumulated other comprehensive loss, net                        (906,547)      (1,634,986)
                                                           ---------------  ---------------

    Total stockholders' equity                                 81,796,968       78,924,124
                                                           ---------------  ---------------

                                                           $1,107,583,305   $1,041,202,262
                                                           ===============  ===============

            SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                        Consolidated Statements of Income

                                   (Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                               ------------------------
                                                  2007         2006
                                               -----------  -----------
Interest income:
  Loans, including fees                        $15,503,670  $11,812,088
  Investment securities                          2,611,334    2,456,072
  Federal funds sold                               366,082      150,593
  Interest-bearing deposits in other banks           6,490        7,975
                                               -----------  -----------
      Total interest income                     18,487,576   14,426,728
                                               -----------  -----------

Interest expense:
  Deposits                                       7,492,193    4,918,651
  Federal funds purchased and securities sold
    under repurchase agreements                    867,145      683,908
  Other borrowings                               1,074,739      846,988
                                               -----------  -----------
      Total interest expense                     9,434,077    6,449,547
                                               -----------  -----------

      Net interest income                        9,053,499    7,977,181

Provision for loan losses                          575,798      503,792
                                               -----------  -----------

      Net interest income after provision
        for loan losses                          8,477,701    7,473,389
                                               -----------  -----------

Noninterest income:
  Service charges and fees on deposits           1,397,016    1,352,144
  Gain on sales of loans                         1,284,278    1,254,345
  Investment securities gains, net                  33,191            -
  Retail investment income                         323,239      167,411
  Trust service fees                               273,536      192,465
  Increase in cash surrender value of
    bank-owned life insurance                      164,802      139,270
  Miscellaneous income                             167,679      149,625
                                               -----------  -----------
      Total noninterest income                   3,643,741    3,255,260
                                               -----------  -----------

Noninterest expense:
  Salaries and other personnel expense           4,795,507    4,439,980
  Occupancy expenses                               760,344      748,736
  Other operating expenses                       2,266,935    1,977,171
                                               -----------  -----------
      Total noninterest expense                  7,822,786    7,165,887
                                               -----------  -----------

      Income before income taxes                 4,298,656    3,562,762

Income tax expense                               1,539,376    1,102,787
                                               -----------  -----------

      Net income                               $ 2,759,280  $ 2,459,975
                                               ===========  ===========

Basic net income per share                     $      0.51  $      0.47
                                               ===========  ===========

Diluted net income per share                   $      0.50  $      0.46
                                               ===========  ===========

Weighted average common shares outstanding       5,433,639    5,273,688
                                               ===========  ===========

Weighted average number of common and
  common equivalent shares outstanding           5,503,845    5,327,383
                                               ===========  ===========

         Southeastern Bank Financial Corporation
                     Quarterly Ratios

                               1st Quarter   YTD 2007
                               -----------------------
RETURN ON AVERAGE ASSETS:             1.06%      1.06%

RETURN ON AVERAGE EQUITY:            13.97%     13.97%

NET INTEREST MARGIN:                  3.61%      3.61%

CHARGE OFFS / GROSS AVG LOANS         0.01%      0.01%